Exhibit 23.1

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 File No. 333-126020 and 333-161989) pertaining to the LNC Employees’ 401(k) Savings Plan of our report dated June 25, 2026, with respect to the financial statements and schedule of the LNC Employees’ 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 2026